UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current report
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 8, 2004

                     PERFORMANCE TECHNOLOGIES, INCORPORATED
             (Exact name of registrant as specified in its charter)

                                    Delaware
                 (State or other jurisdiction of incorporation)


         0-27460                                            16-1158413
(Commission File Number)                    (I.R.S. Employer Identification No.)


205 Indigo Creek Drive, Rochester, New York                       14626
(Address of principal executive offices)                        (Zip Code)


                                 (585) 256-0200
              (Registrant's telephone number, including area code)


                                (Not Applicable)
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01 Entry Into a Material Definitive Agreement.

On January 20, 2003, the Registrant created the position of Chief Strategic Officer which was filled by John M. Slusser, in addition to his role as Chairman of the Board of the Registrant. The Registrant subsequently announced that effective June 30, 2004, John M. Slusser would transition back to the role of outside Director and Chairman of the Board over a six month period.

The Board of Directors concluded at that time, that the objectives established when creating this position had been achieved and the Company's management team would assume ongoing responsibility for the efforts previously undertaken by Mr. Slusser in his role as Chief Strategic Officer.

Effective December 3, 2004 the Board of Directors has extended the transition period for Mr. Slusser on a month-to-month basis to enable him to adequately conclude an initiative he had undertaken as Chief Strategic Officer. Mr. Slusser's compensation and benefits will remain unchanged from 2004 through the transition period extension. While the extension of the transition period will be month-to-month, the added time is expected not to last significantly beyond the first quarter of 2005. The Registrant may terminate the transition period at any time with four weeks notice to Mr. Slusser.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

December 8, 2004                         By:/s/     Donald L. Turrell
                                         ----------------------------
                                                    Donald L. Turrell
                                                    President and
                                                    Chief Executive Officer


December 8, 2004                         By:/s/     Dorrance W. Lamb
                                         ---------------------------
                                                    Dorrance W. Lamb
                                                    Chief Financial Officer and
                                                    Vice President of Finance